Form N-SAR

Sub Item 77E
Legal Proceedings
33-63212, 811-7736

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Aspen Series Annual Reports to
Shareholders, filed on Form N-CSR on February 28, 2011, accession number 0000950123-11-019115 (File No. 33-63212).